AMENDMENT NUMBER TWO TO THE
                          NICHOLS RESEARCH CORPORATION
                      1988 EMPLOYEES' STOCK PURCHASE PLAN

       Pursuant  to  Section  7.1 of the Nichols Research  Corporation  1988

Employees' Stock Purchase Plan  (the  "Plan"),  Nichols Research Corporation

(the "Employer"), hereby amends the Plan as follows:

       1.    Effective December 1, 1989, the first  sentence  of Section 3.1 is  hereby  deleted  in  its  entirety  and  the  following new sentence  is substituted in its place:

             On March 1, 1989, and each March 1, June 1, September 1, and December 1 thereafter, an Employee may elect to participate in the Plan by authorizing payroll deductions under Section 5.1.

       2.    Effective December 1,  1989,  the third sentence of Section 5.1 is deleted in its entirety and the following  new sentence is substituted in its place:

             Deductions may be authorized beginning March 1, 1989, or any June 1, September 1, December 1, or March 1 thereafter, in any integral percentage, up to ten (10%) percent of an Employee's basic rate of compensation paid by the Employer.

       Except  as  amended  above, the Plan shall remain in full  force  and effect according to its terms and provisions.

                                     NICHOLS RESEARCH CORPORATION


                                          Chris H. Horgen
                                     By:_________________________
                                           Chris H. Horgen
                                           Chief Executive Officer

                                AMENDMENT THREE
                       1988 EMPLOYEE STOCK PURCHASE PLAN

       The Nichols Research Corporation 1988 Employee Stock Purchase Plan is

hereby amended to provide that notwithstanding anything to the contrary, the

Plan shall be administered by  a  committee of not less than two members and that all committee members shall be  disinterested directors as that term is defined  under  Rule  16(b-3) as adopted  by  the  Securities  and  Exchange

Commission.  This Amendment shall be effective May 1, 1991.

       In addition, the  Plan is further amended to provide that all persons subject to the reporting requirements  of  Section  16(a)  of the Securities

Exchange  Act  of  1934,  who  ceases  participation  in  the  Plan may  not participate again for at least six (6) months.

       In  all other respects, the Plan as previously amended, shall  remain in full force and effect according to its terms and conditions.

                               NICHOLS RESEARCH CORPORATION



                                     Chris H. Horgen
                               By:________________________________
                                     Chris H. Horgen
                                     Its Chief Executive Officer

                             AMENDMENT NUMBER FOUR
                      TO THE NICHOLS RESEARCH CORPORATION
                      1988 EMPLOYEES' STOCK PURCHASE PLAN

       Pursuant  to  Section  7.1  of  the Nichols Research Corporation 1988

Employees' Stock Purchase Plan (the "Plan"),  Nichols  Research  Corporation

(the "Employer"), hereby amends the Plan as follows:

       1.    Effective  March 1, 1992, the last sentence of Section  3.1  of the Plan is hereby deleted in its entirety and the following new sentence is substituted in its place:

             Once participation is discontinued hereunder, an Employee may not again elect to participate in the Plan until the next succeeding March or, in the case of an Employee subject to the reporting requirements of Section 16(a) of the Securities Act of 1934, until the later of (I) the March 1 immediately following his discontinuance of payroll deductions, or (ii) the March 1 next occurring after the date which is six (6) months after the date such Employee discontinued payroll deductions under the Plan.

       2.    Effective March 1, 1992, the last sentence of Section 5.1 of the the Plan is hereby  deleted  in  its  entirety and the following new sentence is substituted in its place:

             A payroll deduction authorization hereunder shall remain in effect until changed or discontinued under Section 5.3.

       3.    Effective  March  1,  1992,  Section  5.3 of the Plan is hereby deleted in its entirety and the following new Section  5.3 is substituted in its place:

             5.3   CHANGE;  DISCONTINUANCE.   (a) Any Employee  who  is  not
       subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 may decrease (but not below 1% of his basic rate of compensation paid by the Employer) or increase (within the limits specified in Section 5.1) payroll deductions authorized under Section 5.1 by signing and filing with his Employer a form provided for this purpose. Such change in payroll deductions shall be effective on the March 1, June 1, September 1, or December 1 next occurring after the Employee's change form is received by his Employer.

                   An  Employee  subject to the  reporting  requirements  of
       Section 16(a) of the Securities Exchange Act of 1934 may not change his payroll deductions in accordance with this Section 5.3

             (b) An Employee may discontinue payroll deductions authorized under Section 5.1 at any time, by signing and filing with his Employer, within the time prescribed in rules and regulations adopted under Article VIII, a form provided for this purpose. Once discontinued hereunder, payroll deductions may not be made again until the next succeeding March 1 or, in the case of an Employee subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, until the later of (I) the March 1 immediately following his discontinuance of payroll deductions, or
       (ii) the March 1 next occurring after the date which is six (6) months after the date such Employee discontinued payroll deductions under the Plan.

       Except as amended  above,  the  Plan  shall  remain in full force and effect according to its terms and provisions.

       Done this the 8th day of April, 1993.

                               NICHOLS RESEARCH CORPORATION


                                     Chris H. Horgen
                               By:______________________________
                                     Its Chief Executive Officer

                          AMENDMENT NUMBER FIVE TO THE
                          NICHOLS RESEARCH CORPORATION
                      1988 EMPLOYEES' STOCK PURCHASE PLAN

       Pursuant  to  Section  7.1 of the Nichols Research  Corporation  1988

Employees' Stock Purchase Plan  (the  "Plan"),  Nichols Research Corporation

(the "Company"), hereby amends the Plan as follows:

       1.    Subject  to  approval  by  the  shareholders  of  the  Company,

effective March 1, 1994, the first sentence of  Section  4.2  of the Plan is hereby deleted in its entirety and the following new sentence is substituted in its place:

             Stock shall be purchased under each Option at 85% of its fair market value on the last day of the Option Period.

       2.    Subject  to  approval  by  the  shareholders  of  the  Company,

effective  March  1, 1994, the first sentence of Section 4.5 of the Plan  is hereby deleted in its entirety and the following new sentence is substituted in its place:

             Notwithstanding any other provision of this Plan, no Employee may purchase in an Option Period more than the number of shares equal to 10% of his annual basic rate of compensation divided by 85% of the fair market value of Stock, both determined on the last day of the Option Period.

       Except  as  amended  above, the Plan shall remain in full  force  and effect according to its terms and provisions.

       Done this the 25th day of August, 1993.


                            NICHOLS RESEARCH CORPORATION


                                      Chris H. Horgen
                            By:____________________________________
                                 Its Chief Executive Officer

                          AMENDMENT NUMBER SIX TO THE
                          NICHOLS RESEARCH CORPORATION
                      1988 EMPLOYEES' STOCK PURCHASE PLAN

   Pursuant  to  Section  7.1  of  the  Nichols  Research  Corporation  1988

Employees' Stock Purchase Plan (the  "Plan"),  Nichols  Research Corporation

(the "Company"), hereby amends the Plan as follows:

   1.   Subject  to  approval by the shareholders of the Company,  effective

November 1, 1996, Section  7.1 of the Plan is hereby deleted in its entirety and the following new Section 7.1 is substituted in its place:

        7.1 AMENDMENT. The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase (except as provided in Section 4.7) the number of shares of stock available for purchase under the Plan, or (b) remove the administration of the Plan from the Committee.

   2.   Subject to approval  by  the  shareholders of the Company, effective

November 1, 1996, the first two sentences  of  ARTICLE VIII  of the Plan are hereby deleted in their entirety and the following sentences are substituted in their place:

        The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

   Except as amended above, the Plan shall  remain  in full force and effect according to its terms and provisions.

   Done this the 14th day of November, 1996.


                            NICHOLS RESEARCH CORPORATION


                                  Chris H. Horgen
                            By:____________________________________
                                 Its Chief Executive Officer